Exhibit 99.1






FOR IMMEDIATE RELEASE

CONTACTS:     Media    (San Francisco)     Glen Mathison          (415) 636-5448
                       (New York)          Marta Von Loewenfeldt  (212) 819-5284
              Investors/Analysts           Rich Fowler            (415) 636-9869

                       SCHWAB ANNOUNCES QUARTERLY RESULTS

     SAN FRANCISCO, April 22, 2003 - The Charles Schwab Corporation announced today that its net income for the quarter ended March 31, 2003 was $71 million, or $.05 per share, on revenues of $900 million. In comparison, net income for the first quarter of 2002 was $94 million, or $.07 per share, on revenues of $1.0 billion.

     The Company's reported revenues and expenses for the first quarter of 2003 and prior quarters have been adjusted to summarize the earnings impact of its U.K. brokerage operation, which was recently sold, in a single 'discontinued operations' line on the income statement. Excluding a $3 million loss from discontinued operations, as well as a tax benefit associated with the Company's recently announced sale of its U.K. market-making operation which had the effect of increasing net income by approximately $11 million, Schwab's first quarter 2003 adjusted operating income was $63 million, or $.05 per share. In comparison, adjusted operating income equaled $111 million, or $.08 per share, for the first quarter of 2002. A table that reconciles reported net income to adjusted operating income is attached.


                                                Three Months Ended
                                                   - March 31, -          %
Financial Highlights                              2003       2002      Change
--------------------------------------------------------------------------------
Reported Results:
  Revenues (in millions)                          $900     $1,048       (14)%
  Net Income (in millions)                         $71        $94       (24)%
  Diluted earnings per share                      $.05       $.07       (29)%
  After-tax profit margin                         7.9%       9.0%
  Return on stockholders' equity                    7%         9%

Adjusted Operating Results 1:
  Revenues (in millions)                          $900     $1,048       (14)%
  Income (in millions)                             $63       $111       (43)%
  Diluted earnings per share                      $.05       $.08       (38)%
  After-tax profit margin                         7.0%      10.6%

1. A non-GAAP income measure which excludes loss from discontinued operations, an extraordinary gain relating to the 2001 sale of U.S. Trust's corporate trust business, restructuring charges, impairment charges, and acquisition-related costs (including intangible asset amortization and merger-related compensation).
--------------------------------------------------------------------------------

     In reviewing the first quarter, Chairman and Co-CEO Charles R. Schwab commented, "We entered 2003 with heightened geopolitical uncertainties, mixed economic news and weak securities market returns all placing continued pressure on client asset valuations and trading activity. Throughout this difficult period, however, clients continued to turn to Schwab for help and guidance in managing their investments. Clients opened 171,000 new accounts and brought a total of $14 billion in net new assets to the firm during the first quarter. We ended the period with 8.0 million active accounts and total client assets of $763 billion, up 1% and down 11%, respectively, from month-end March 2002."

     "The extraordinary confluence of events that emerged during the first quarter affected all of our major revenue sources," the Chairman said. "Lower asset valuations and client account activity led to a 6% year-over-year decline in asset management and administration fees and other non-trading related income, while a cyclically low interest rate environment and reduced margin loan balances led to a 20% decline in net interest revenue. In addition, the substantial drop off in client trading activity we experienced during February and early March caused our trading-related revenues - commissions and principal transaction revenues - to decline by 22% from last year. In this tough environment, our focus on headcount and expense management continued - we ended the quarter with 16,470 full-time equivalent employees, down 2% from December 2002, and expenses were 12% lower than last year, which enabled us to post a 7.9% after-tax profit margin for the first quarter of 2003."

     Mr. Schwab noted, "Our first quarter 2003 results remained significantly below our long-term objectives, and we have deferred some of our planned marketing investments, placed further restrictions on hiring and discretionary spending and suspended our 401(k) match to improve our financial performance. During the first few weeks of military action in Iraq, client trading activity fluctuated in line with developments in the Middle East and daily revenue trades ranged between 181,000 and 90,000. Thus far in April, daily average revenue trades have equaled 110,000."

     President and Co-CEO David S. Pottruck said, "While our recently announced expense reduction measures are targeted to reduce quarterly operating costs by about $40 million, increasing the Company's revenues in this environment remains our greatest challenge and, I believe, our greatest opportunity. Significant economic uncertainties continue, and there seems to be no consensus as to their severity or duration. The resulting broad-based investor uncertainty continues to keep clients from re-engaging with their financial affairs - at this point, investing seems neither emotionally nor financially rewarding. Our executive team is heightening its focus on identifying opportunities to build the Company's revenues. Evaluating the relationship between our pricing and the service quality and value we deliver, maintaining our commitment to innovation, actively assessing acquisition opportunities and developing action-oriented marketing offers are all components of this effort."

     Mr. Pottruck continued, "In the first quarter, we introduced Fresh Start, an offer that includes a customized investment plan and all recommended equity rebalancing trades for a $95 fee. Fresh Start has become one of our most successful campaigns ever - we have received well over 30,000 qualified leads, new and existing clients have brought nearly $1.4 billion in net new assets to the firm through the offer, and we still have thousands of assessment and rebalancing appointments scheduled in the weeks ahead. For clients with less than $100,000, we recently completed a pilot of our new Foundational Consultation, a for-fee advice interaction that provides professional, affordable assistance to investors who traditionally haven't had access to tailored advice. Results from the pilot program were promising, and we plan to introduce the service on a nationwide basis later this Spring. For more affluent independent investors, we have enhanced our Schwab Signature Platinum(R) service by introducing a series of exclusive online panel discussions that offer expert perspectives on topics ranging from macroeconomic conditions to international investing. Affluent clients who want guidance while retaining control over their investment decisions continue to turn to our Schwab Private Client service to meet their personalized advice needs. There are now more than 8,000 clients with over $7 billion in assets participating in this service. Net new client assets in accounts at Schwab with an ongoing advisory component - including Schwab Private Client, accounts managed by independent investment advisors (IAs), and U.S. Trust accounts - totaled $7 billion during the first quarter of 2003, and total assets in these accounts equaled $336 billion, down 8% from month-end March 2002."

     Mr. Pottruck commented, "The IAs who use Schwab for custody, trading and administrative support remain an integral part of our full-choice offering, and we continued to help them grow their businesses during the quarter. Clients of over 360 IAs have participated in Fresh Start and these clients have accounted for more than $450 million of the net new assets generated by the program. In addition, IAs continue to take advantage of our technological expertise and scale through Advisor WebCenter(TM), which enables IAs to rely on Schwab to build and maintain secure, customized Web sites - over 160 IAs have utilized this offer since we introduced it in the second quarter of 2002. IAs can now access improved Web trading functionality - including streamlined allocations - as well as fixed income new issue alerts through schwabinstitutional.com. We have also introduced a custody and administrative support offering at U.S. Trust designed specifically for IAs desiring access to bank trust capabilities. Client referrals to IAs through our Schwab Advisor Network(TM) program totaled 4,400 during the first quarter of 2003, up 26% from the previous quarter. At month-end March, client assets at Schwab associated with IA referral programs equaled $13 billion, and total client assets under the guidance of IAs were $222 billion, down 7% and 9%, respectively, from a year ago."

     "U.S. Trust continues to be a premier source of comprehensive investment management and private banking services for our most affluent clients," Mr. Pottruck noted. "Referrals from Schwab to U.S. Trust totaled 300 during the first quarter of 2003, compared to 260 referrals in the prior quarter. At month-end March, client assets at U.S. Trust associated with this referral program reached just under $2 billion, and total client assets were $107 billion, up 36% and down 13%, respectively, from March 2002. To support the ongoing demand for personalized wealth management, we opened a new U.S. Trust office in Seattle during the quarter and we ended the period with 33 U.S. Trust offices."

     Mr. Pottruck said, "In early 2003, we streamlined our offering for actively trading clients at Schwab, leveraged technology to serve them more efficiently, and enhanced the service available to those trading at least 120 times a year - these clients can now turn to specialized trading consultants for help in crafting effective trading strategies. We also made StreetSmart Pro(R), our direct access desktop application with real-time streaming Level II quotes, interactive charting and customizable watch lists, available to our actively trading clients based in Hong Kong. Additionally, we participated in the 2003 International Online Trading Expo, where CyberTrader and Schwab active trader experts delivered interactive seminars on risk management and options trading."

     "During the first quarter, we continued to combine the best of people and technology to support our ladder of client offerings," Mr. Pottruck commented. "We conducted another 48 Web-based interactive workshops as part of our ongoing Live Online program. To help clients gain perspective on current geopolitical uncertainties, we introduced an online Webcast that features regularly updated commentary from experts at Schwab's Washington Research Group. In addition, we redesigned schwab.com to deliver more targeted messaging - clients view home pages that contain information that is most useful to them. We also created a new page on our Web site where clients can access the most frequently used application forms online. Additionally, we are the first firm in our industry to implement a comprehensive automated system that is part of a more efficient and consistent process for reviewing and approving new accounts. We also leveraged technology to support advice interactions by making improvements to our internal Marketplace Web site, which provides Schwab investment consultants with a comprehensive suite of investment viewpoints and advice tools. MarketPlace now includes Schwab Equity Ratings(TM) Commentary, a plain-English description that provides context to our A-F ratings on over 3,000 stocks. Marketplace also features a new Weekly Strategy Call that delivers expert perspectives on current market and industry trends. We currently have 4.2 million accounts with $296 billion in assets using online services at Schwab, down from 4.3 million accounts holding $342 billion in assets as of month-end March 2002; online trades made up 85% of all trades during the first quarter of 2003, up from 83% during the first quarter of 2002."

     "Our Corporate Services team worked to enhance our defined benefit plan services for both traditional and cash balance pension plans during the first quarter," Mr. Pottruck continued. "We introduced an online investment management platform that helps plan sponsors and investment consultants perform detailed fund screening, rebalance holdings, view plan positions and transactions, and monitor investment performance. In addition, to help employees gain a better understanding of their pension plan benefits, we initiated quarterly benefit statements and introduced a Web site that includes relevant benefit information and interactive retirement planning tools. Corporate Services also bolstered its Executive Services offering by introducing a Web-based reporting system that enables public companies to report insider transactions within new federal guidelines. For those 401(k) plan sponsors and their employees utilizing our Schwab Personal Choice Retirement Account(R) option, we introduced an online account opening capability which significantly reduces the time required to open and fund an account. Overall, our 401(k) offerings continue to attract clients - net new client assets placed in such accounts totaled over $1 billion during the first quarter of 2003, up 3% from the year ago quarter. Total client assets in employer-sponsored retirement plans at Schwab now total $90 billion, down 8% from the first quarter of 2002. We believe that the great service Schwab delivers to plan participants is reflected in our industry-leading rollover rates - nearly 50% of the assets withdrawn from retirement plans at Schwab and placed in an IRA are staying right here."

     "Our Capital Markets group strengthened their ability to ensure efficient execution for our clients during the quarter," Mr. Pottruck said. "We formally introduced the Schwab Liquidity Network(TM), a system that pools the orders of our individual investor client base with those of hundreds of broker-dealers and institutional investment firms to offer greater opportunities for the best possible price on most stock trades. The new approach combines automated electronic execution of small orders with the professional handling of large blocks of 10,000 shares or more. In addition, client utilization of our financial product offerings remains strong - total client assets in fixed income securities equaled $125 billion as of month-end March, up 15% from March 2002."

     Mr. Pottruck added, "In response to client demand for investments that provide strong income and credit safety, we introduced the Schwab GNMA Fund, a core fixed income mutual fund that complements the wide range of investments we already offer. The new fund invests primarily in Government National Mortgage Association bonds. Overall, client asset balances in mutual funds at Schwab totaled $325 billion at the end of March, including $72 billion in third-party Mutual Fund OneSource(R) funds, $21 billion in our clearing business, $72 billion in other third-party Mutual Fund Marketplace(R) funds, and $160 billion in proprietary SchwabFunds(R) and Excelsior(R) Funds."

     The Company's Annual Meeting of Stockholders will be held at 2:00 p.m. on Friday, May 9, 2003, in San Francisco at the Nob Hill Masonic Center, 1111 California Street. Stockholders who wish to attend may request a ticket by going to www.schwabevents.com or contacting the Assistant Corporate Secretary either in writing at The Charles Schwab Corporation, 101 Montgomery Street (120/4), San Francisco, CA 94104 or by calling (415) 636-3087. The Annual Meeting will also be broadcast over the Internet. Information on how to access this real-time Webcast is available at www.schwabevents.com.

     The Charles Schwab Corporation (NYSE:SCH), through Charles Schwab & Co., Inc. (member SIPC/NYSE), U.S. Trust Corporation, CyberTrader, Inc. and its other operating subsidiaries, is one of the nation's largest financial services firms serving investors through offices, regional client telephone service centers and automated telephonic and online channels. The Charles Schwab, U.S. Trust and CyberTrader Web sites can be reached at www.schwab.com, www.ustrust.com and www.cybertrader.com, respectively.

                                       ###


                                                   THE CHARLES SCHWAB CORPORATION
                                                  Consolidated Statement of Income
                                               (In millions, except per share amounts)
                                                             (Unaudited)

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                                                                                                            Three Months
                                                                                                               Ended
                                                                                                              March 31,
                                                                                                        2003           2002
------------------------------------------------------------------------------------------------------------------------------------

Revenues
    Asset management and administration fees                                                          $  428         $  441
    Commissions                                                                                          240            298
    Interest revenue                                                                                     239            309
    Interest expense                                                                                     (64)           (91)
                                                                                                       ------         ------
     Net interest revenue                                                                                175            218
    Principal transactions                                                                                33             51
    Other                                                                                                 24             40
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Total                                                                                                    900          1,048
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Expenses Excluding Interest
    Compensation and benefits                                                                            417            463
    Other compensation - merger retention programs                                                         -             14
    Occupancy and equipment                                                                              111            115
    Depreciation and amortization                                                                         76             82
    Communications                                                                                        60             70
    Advertising and market development                                                                    48             52
    Professional services                                                                                 37             47
    Commissions, clearance and floor brokerage                                                            13             17
    Restructuring charges                                                                                  -             26
    Impairment charges                                                                                     5              -
    Other                                                                                                 36             26
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Total                                                                                                    803            912
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Income from continuing operations before taxes on income
    and extraordinary gain                                                                                97            136
Taxes on income                                                                                          (23)           (50)
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Income from continuing operations before extraordinary gain                                               74             86
Loss from discontinued operations, net of tax benefit                                                     (3)            (4)
Extraordinary gain on sale of corporate trust business, net of tax expense                                 -             12
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Net Income                                                                                            $   71         $   94
====================================================================================================================================
Weighted-Average Common Shares Outstanding - Diluted                                                   1,357          1,389
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Earnings Per Share - Basic
    Income from continuing operations before extraordinary gain                                       $  .05         $  .06
    Loss from discontinued operations, net of tax benefit                                                  -              -
    Extraordinary gain, net of tax expense                                                                 -         $  .01
    Net income                                                                                        $  .05         $  .07

Earnings Per Share - Diluted
    Income from continuing operations before extraordinary gain                                       $  .05         $  .06
    Loss from discontinued operations, net of tax benefit                                                  -              -
    Extraordinary gain, net of tax expense                                                                 -         $  .01
    Net income                                                                                        $  .05         $  .07
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Dividends Declared Per Common Share                                                                   $ .011         $ .011
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All periods have been adjusted to summarize the impact of The Charles Schwab  Corporation's sale of its U.K. brokerage  operation in loss from discontinued operations.

See Notes to Consolidated Statement of Income and Financial and Operating Highlights.




                                                   THE CHARLES SCHWAB CORPORATION
                                                 Financial and Operating Highlights
                                                             (Unaudited)

                                                       | 2003 |               2002               |                2001             |
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                                                        First   Fourth   Third    Second   First   Fourth   Third    Second  First
(In millions, except per share amounts and as noted)   Quarter  Quarter Quarter  Quarter  Quarter  Quarter Quarter  Quarter Quarter
------------------------------------------------------------------------------------------------------------------------------------
Revenues (1)
    Asset management and administration fees           $   428  $   433 $   431  $   444  $   441  $   434 $   417  $   405 $   407
    Commissions                                            240      297     305      290      298      324     271      334     400
    Interest revenue, net of interest expense              175      189     204      213      218      206     224      229     252
    Principal transactions                                  33       37      47       49       51       63      42       55      95
    Other                                                   24       30      33       41       40       20      51       34      29
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Total                                                      900      986   1,020    1,037    1,048    1,047   1,005    1,057   1,183
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Expenses Excluding Interest (1)
    Compensation and benefits                              417      433     466      462      463      434     452      471     482
    Other compensation - merger retention programs           -        -      -         8       14       12      14       15      15
    Occupancy and equipment                                111      118     109      114      115      114     122      117     117
    Depreciation and amortization                           76       77      78       80       82       84      84       82      81
    Communications                                          60       61      62       63       70       73      78       86      94
    Advertising and market development                      48       55      50       51       52       61      41       49      92
    Professional services                                   37       38      41       46       47       48      36       48      54
    Commissions, clearance and floor brokerage              13       17      19       17       17       20      19       22      28
    Restructuring and other charges (2)                      -      170     159        3       26      172     101      129       -
    Impairment charges (3)                                   5       37       -        -        -        -       -        -       -
    Goodwill amortization                                    -        -       -        -        -       16      16       16      15
    Other                                                   36       49      37       32       26       33      15       24      33
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Total                                                      803    1,055   1,021      876      912    1,067     978    1,059   1,011
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Income (loss) from continuing operations before taxes
    on income (loss) and extraordinary gain                 97      (69)     (1)     161      136      (20)     27       (2)    172
Tax (expense) benefit on income (loss) (1)                 (23)      18       -      (60)     (50)      14     (14)      (2)    (69)
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Income (loss) from continuing operations before
    extraordinary gain                                      74      (51)     (1)     101       86       (6)     13       (4)    103
Loss from discontinued operations, net of tax benefit       (3)     (28)     (3)      (3)      (4)      (7)      -      (15)     (6)
Extraordinary gain on sale of corporate trust
    business, net of tax expense                             -        -       -        -       12        -       -      121       -
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Net Income (Loss)                                      $    71  $   (79)$    (4) $    98  $    94  $   (13)$    13  $   102 $    97
====================================================================================================================================
Basic earnings (loss) per share                        $   .05  $  (.06)$   .00  $   .07  $   .07  $  (.01)$   .01  $   .07 $   .07
Diluted earnings (loss) per share                      $   .05  $  (.06)$   .00  $   .07  $   .07  $  (.01)$   .01  $   .07 $   .07
Dividends declared per common share                    $  .011  $  .011 $  .011  $  .011  $  .011  $  .011 $  .011  $  .011 $  .011
Weighted-average common shares outstanding -
    diluted (4)                                          1,357    1,340   1,358    1,385    1,389    1,362   1,395    1,405   1,410
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Performance Measures
    Revenue growth (decline) over prior year's
        quarter (5)                                       (14%)     (6%)     1%      (2%)    (11%)    (21%)   (23%)    (24%)   (30%)
    Adjusted operating income (6)                      $    63  $    90 $    99  $   109  $   111  $   115 $    82  $   101 $   126
    After-tax profit margin - reported                    7.9%    (8.0%)   (.4%)    9.5%     9.0%    (1.2%)   1.3%     9.6%    8.2%
    After-tax profit margin - operating (6)               7.0%     9.1%    9.7%    10.5%    10.6%    11.0%    8.4%     9.6%   10.7%
    Return on stockholders' equity (7)                      7%      (8%)     0%       9%       9%      (1%)     1%       9%      9%
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Financial Condition (at quarter end)
    Cash and investments segregated (in billions)      $  22.3  $  21.0 $  19.2  $  17.6  $  18.3  $  17.7 $  15.6  $  13.4 $  14.7
    Receivables from brokerage clients (in billions)   $   6.3  $   6.8 $   7.1  $   8.5  $   9.5  $   9.6 $   9.3  $  11.7 $  12.1
    Total assets (in billions)                         $  40.4  $  39.7 $  37.6  $  37.6  $  38.8  $  40.5 $  37.1  $  35.9 $  37.2
    Payables to brokerage clients (in billions)        $  25.8  $  26.4 $  24.8  $  24.6  $  25.9  $  27.0 $  24.4  $  23.7 $  25.4
    Long-term debt (in millions)                       $   856  $   642 $   652  $   751  $   730  $   730 $   735  $   746 $   768
    Stockholders' equity (in millions)                 $ 4,056  $ 4,011 $ 4,143  $ 4,345  $ 4,268  $ 4,163 $ 4,178  $ 4,323 $ 4,305
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Other
    Full-time equivalent employees (at quarter end,
        in thousands)                                     16.5     16.7    18.8     19.1     19.4     19.6    21.9     22.4    25.2
    Capital expenditures - cash purchases of equipment,
        office facilities, property, and internal-use
        software development costs, net (in millions)  $    32  $    46 $    42  $    40  $    32  $    35 $    58  $    79 $   129
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Clients' Daily Average Trading Volume (in thousands)
    Daily average revenue trades (8)                     114.6    131.6   129.1    129.1    147.4    148.0   133.8    160.4   195.8
    Mutual Fund OneSource(R) and other asset-based
        trades                                            54.3     51.9    56.5     57.5     58.5     51.9    54.0     52.6    57.7
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    Daily average trades                                 168.9    183.5   185.6    186.6    205.9    199.9   187.8    213.0   253.5
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Daily Average Trades by Channel (in thousands)
    Online                                               144.4    155.1   155.2    154.4    170.3    164.6   142.6    169.4   204.3
    TeleBroker(R) and Schwab by Phone(TM)                  4.6      5.5     5.7      6.1      7.2      7.3     7.0      8.0     9.5
    Regional client telephone service centers, branch
        offices, and other                                19.9     22.9    24.7     26.1     28.4     28.0    38.2     35.6    39.7
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Active Trader Daily Average Revenue Trades
    (in thousands) (8,9)                                  54.5     61.1    58.2     59.6     67.2     65.3    56.8     70.3    87.1
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Average Revenue Per Revenue Trade (8)                  $ 37.30  $ 37.48 $ 39.71  $ 38.02  $ 36.03  $ 36.04 $ 36.35  $ 34.50 $ 33.81
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(1)  All periods have been adjusted to summarize the impact of The Charles Schwab  Corporation's  (the  Company's)  sale of its U.K.
     brokerage operation in loss from discontinued operations.
(2)  Restructuring charges include costs relating to workforce,  facilities,  systems hardware,  software, and equipment reductions.
     Other charges include a regulatory fine,  professional  service fees for operational and risk management  remediation,  and the write-off of certain software development costs for the second quarter of 2001.
(3)  Represents investment write-downs related to the Company's U.K. market-making operation, the sale of which was announced in the first quarter of 2003.
(4)  For the third and fourth quarters of 2002 and the fourth quarter of 2001,  excludes  outstanding  stock options and restrictive shares due to their antidilutive effect on the quarterly loss per share.
(5)  Excludes non-operating revenue, which primarily consists of a gain on the sale of an investment for the third quarter of 2001.
(6)  Represents a non-GAAP  income measure which excludes loss from  discontinued  operations,  extraordinary  gains,  non-operating revenue, restructuring and other charges, impairment charges, and acquisition-related costs, net of taxes.
(7)  Calculated based on annualized quarterly net income (loss) and average stockholders' equity for the quarter.
(8)  Revenue trades include all client trades (both individuals and institutions) that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(9)  Active Trader  includes all  CyberTrader  clients and Schwab  clients  enrolled as making at least 6 equity trades per quarter.
     Active Trader DART is included in total DART above.

See Notes to Consolidated Statement of Income and Financial and Operating Highlights.


                         THE CHARLES SCHWAB CORPORATION
             Reconciliation of Reported to Adjusted Operating Income
                                  (In millions)
                                   (Unaudited)

--------------------------------------------------------------------------------
                                                        Three Months Ended
                                                             March 31,
                                                        2003            2002
--------------------------------------------------------------------------------
Reported net income                                    $  71           $  94
  Adjustments to reconcile reported net
        income to adjusted operating income:
        Loss from discontinued operations (1)              5               6
        Extraordinary gain (2)                             -             (22)
        Restructuring charges (3):
             Workforce reduction                           -              14
             Systems removal                               -              12
--------------------------------------------------------------------------------
                    Total restructuring charges            -              26
        Impairment charges (4)                             5               -
        Acquisition-related charges:
             Compensation-merger retention programs        -              14
             Intangible asset amortization                 -               2
--------------------------------------------------------------------------------
                    Total acquisition-related charges      -              16
--------------------------------------------------------------------------------
              Total adjusted items                        10              26
         Tax effect (5)                                  (18)             (9)
--------------------------------------------------------------------------------
    Total adjusted items, net of tax                      (8)             17
--------------------------------------------------------------------------------
   Adjusted operating income, after tax (6)            $  63           $ 111
--------------------------------------------------------------------------------

(1) Represents the summarized impact of The Charles Schwab Corporation's (the Company's) sale of its U.K. brokerage operation.

(2) Represents the remaining gain from the 2001 sale of U.S. Trust Corporation's Corporate Trust business to The Bank of New York Company, Inc. that was recognized upon satisfaction of certain client retention requirements.

(3) Restructuring charges reflect the Company's plan to reduce operating expenses due to continued economic uncertainties and difficult market conditions. These charges primarily included a workforce reduction and a reduction in operating facilities.

(4)  Represents  an  investment   write-down   related  to  the  Company's  U.K.
     market-making operation, the sale of which was announced in the first quarter of 2003.

(5) Includes a $16 million tax benefit associated with the Company's recently announced sale of its U.K. market-making operation in the first quarter of 2003.

(6) In evaluating the Company's financial performance, management uses adjusted operating income, a non- GAAP income measure which excludes items as detailed in the table above. Management believes that adjusted operating income is a useful indicator of its ongoing financial performance, and a tool that can provide meaningful insight into financial performance without the effects of certain material items that are not expected to be an ongoing part of operations.



                                                   The Charles Schwab Corporation
                          Notes to Consolidated Statement of Income and Financial and Operating Highlights
                                                             (Unaudited)



The Company

     The  consolidated  statement of income and financial and operating  highlights  include The Charles Schwab  Corporation and its subsidiaries (collectively,  the Company), including Charles Schwab & Co., Inc., U.S. Trust Corporation, Schwab Capital Markets L.P.
and CyberTrader, Inc. The consolidated statement of income and financial and operating highlights should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's 2002 Annual Report to Stockholders.  Certain prior periods' revenues and expenses have been  reclassified to conform with the current period  presentation.  All material  intercompany balances and transactions have been eliminated.


                                                             **********
                                                   THE CHARLES SCHWAB CORPORATION
                                                Growth in Client Assets and Accounts
                                                             (Unaudited)

                                                       | 2003 |               2002              |               2001               |
------------------------------------------------------------------------------------------------------------------------------------
                                                        First   Fourth   Third   Second   First    Fourth  Third   Second    First
(In billions, at quarter end, except as noted)         Quarter Quarter  Quarter  Quarter Quarter  Quarter Quarter  Quarter  Quarter
------------------------------------------------------------------------------------------------------------------------------------
Assets in client accounts
   Schwab One(R), other cash equivalents and deposits
       from banking clients                            $  31.1 $  31.1  $  29.0  $  28.6 $  29.2  $  31.5 $  28.1  $  27.0  $  28.8
   Proprietary funds (SchwabFunds(R) and Excelsior(R)):
       Money market funds                                132.4   129.7    129.2    126.7   130.0    130.3   130.0    122.7    125.5
       Equity and bond funds                              27.4    27.7     26.8     30.9    33.2     30.9    27.5     30.6     27.7
------------------------------------------------------------------------------------------------------------------------------------
          Total proprietary funds                        159.8   157.4    156.0    157.6   163.2    161.2   157.5    153.3    153.2
------------------------------------------------------------------------------------------------------------------------------------
   Mutual Fund Marketplace(R) (1):
       Mutual Fund OneSource(R)                           71.8    73.6     70.0     81.6    90.3     87.0    76.6     93.0     84.2
       Mutual fund clearing services                      21.4    21.2     19.8     21.9    22.3     21.0    18.2     21.0     19.1
       All other                                          71.6    71.6     68.5     75.9    78.8     73.6    66.8     74.4     68.7
------------------------------------------------------------------------------------------------------------------------------------
          Total Mutual Fund Marketplace                  164.8   166.4    158.3    179.4   191.4    181.6   161.6    188.4    172.0
------------------------------------------------------------------------------------------------------------------------------------
             Total mutual fund assets                    324.6   323.8    314.3    337.0   354.6    342.8   319.1    341.7    325.2
------------------------------------------------------------------------------------------------------------------------------------
   Equity and other securities (1)                       287.9   294.7    272.9    323.3   374.7    379.3   332.0    405.7    370.0
   Fixed income securities (2)                           125.2   121.8    117.5    116.5   108.4    101.5    98.2     95.4     93.6
   Margin loans outstanding                               (6.2)   (6.6)    (6.9)    (8.4)   (9.2)    (9.2)   (9.0)   (11.5)   (11.8)
------------------------------------------------------------------------------------------------------------------------------------
   Total client assets                                 $ 762.6 $ 764.8  $ 726.8  $ 797.0 $ 857.7  $ 845.9 $ 768.4  $ 858.3  $ 805.8
====================================================================================================================================
Net growth in assets in client accounts
   (for the quarter ended)
   Net new client assets                               $  14.2 $  10.1  $  10.6  $  11.5 $  15.4  $  13.5 $  17.9  $  11.3  $  30.9
   Net market gains (losses)                             (16.4)   27.9    (80.8)   (72.2)   (3.6)    64.0  (107.8)    41.2    (96.8)
------------------------------------------------------------------------------------------------------------------------------------
   Net growth (decline)                                $  (2.2)$  38.0  $ (70.2) $ (60.7)$  11.8  $  77.5 $ (89.9) $  52.5  $ (65.9)
====================================================================================================================================
New client accounts
   (in thousands, for the quarter ended)                 171.0   154.5    159.6    224.6   232.3    212.3   184.2    265.9    280.4
Active client accounts (in millions) (3)                   8.0     8.0      8.0      8.0     7.9      7.8     7.8      7.7      7.6
====================================================================================================================================
Active online Schwab client accounts (in millions) (4)     4.2     4.2      4.2      4.3     4.3      4.3     4.3      4.3      4.3
Online Schwab client assets                            $ 295.7 $ 297.4  $ 279.1  $ 308.2 $ 341.9  $ 341.2 $ 306.3  $ 349.2  $ 327.9
====================================================================================================================================
(1)  Excludes money market funds and all proprietary money market, equity, and bond funds.
(2)  Includes certain other securities serviced by Schwab's fixed income division, including exchange-traded unit investment trusts, real estate investment trusts, preferred debt, and preferred equities.
(3)  Active accounts are defined as accounts with balances or activity within the preceding eight months.
(4)  Active online accounts are defined as all active  individual and U.S.  dollar-based  international  accounts within a household that has had at least one online session within the past twelve months.  Excludes  independent  investment advisor accounts and
     U.S. Trust accounts.




                             The Charles Schwab Corporation Monthly Market Activity Report -  April 2003
                                    Investor activity for 8.0 million active client accounts (1)

                                                                                                           Clients opened 55,100 new
                                                                                                          accounts during March 2003


Investors' Daily Average              2002                                                                           2003
  Trading Volume (2) (in thousands)    Mar    Apr    May      Jun      Jul     Aug    Sep     Oct     Nov     Dec     Jan      Feb
------------------------------------------------------------------------------------------------------------------------------------
   Daily Average Revenue Trades(3)   144.8  133.6  125.3    128.3    156.1   117.5  112.0   127.5   141.5   126.7   126.3    101.5
   Mutual Fund OneSource(R)and
    Other Asset-Based Trades (4)      61.5   59.3   55.3     58.0     67.1    50.7   51.5    51.8    52.0    51.8    56.2     51.9
------------------------------------------------------------------------------------------------------------------------------------
     Trading Activity                206.3  192.9  180.6    186.3    223.2   168.2  163.5   179.3   193.5   178.5   182.5    153.4
====================================================================================================================================
   Daily Average Share Volume
    (in millions)
     NYSE                            1,337  1,307  1,234    1,587    1,886   1,341  1,409   1,655   1,454   1,248   1,475    1,336
     Nasdaq                          1,757  1,779  1,834    1,877    2,158   1,509  1,451   1,684   1,784   1,424   1,541    1,311
------------------------------------------------------------------------------------------------------------------------------------
     Total                           3,094  3,086  3,068    3,464    4,044   2,850  2,860   3,339   3,238   2,672   3,016    2,647
====================================================================================================================================
Change in Client Assets
   (in billions of dollars)
     Net New Assets (5)                5.5    2.6    4.6      4.3      4.4     4.4    1.8     3.0     2.8     4.3     4.2      4.5
     Net Market Gains (Losses)        22.1  (23.5)  (8.2)   (40.5)   (40.0)    1.8  (42.6)   23.7    29.2   (25.0)  (10.6)    (7.8)

Total Client Assets (at month end,
   in billions of dollars)           857.7  836.8  833.2    797.0    761.4   767.6  726.8   753.5   785.5   764.8   758.4    755.1
====================================================================================================================================
Market Indices (at month end)
     Dow Jones Industrial Average   10,404  9,946  9,925    9,243    8,737   8,664  7,592   8,397   8,896   8,342   8,054    7,891
     Nasdaq Composite                1,845  1,688  1,616    1,463    1,328   1,315  1,172   1,330   1,479   1,336   1,321    1,338
     Standard & Poor's 500           1,147  1,077  1,067      990      912     916    815     886     936     880     856      841
     Schwab 1000                     3,634  3,433  3,396    3,147    2,908   2,922  2,614   2,826   2,985   2,810   2,738    2,688

Mutual Fund Net Buys (Sells) (6)
    (in millions of dollars)
     Domestic Growth               1,907.3  734.7  124.0 (1,172.4)(2,492.0)  203.4 (815.4) (471.2)  381.7  (746.9)  (52.4)  (822.7)
     International Growth            366.5  325.2  219.1    191.9   (183.0)  (32.5)(123.2)  (95.9)   40.7  (127.1)  230.7   (197.2)
     Balanced (stock and bond)       722.4  473.5  288.5   (133.3)  (492.0)  278.2  (11.0)  (11.5)  345.1    65.9   486.4     11.8
     Bond - Taxable                  528.4  585.7  674.5    894.4  1,202.3 1,041.4  791.4   (33.5)  477.5   222.6   810.6  1,116.9
     Bond - Tax Advantaged            74.3   69.0  177.2     75.8    209.2   236.1  123.4  (182.1)  (43.5)   44.3    36.4    116.8



Investors' Daily Average                         % change
  Trading Volume (2) (in thousands)      Mar     Mo.    Yr.*
-------------------------------------------------------------
   Daily Average Revenue Trades(3)     114.6    13%   (21%)
   Mutual Fund OneSource(R)and
    Other Asset-Based Trades (4)        54.8     6%   (11%)
-------------------------------------------------------------
     Trading Activity                  169.4    10%   (18%)
=============================================================
   Daily Average Share Volume
    (in millions)
     NYSE                              1,439     8%     8%
     Nasdaq                            1,500    14%   (15%)
-------------------------------------------------------------
     Total                             2,939    11%    (5%)
=============================================================
Change in Client Assets
   (in billions of dollars)
     Net New Assets (5)                  5.5    22%      -
     Net Market Gains (Losses)           2.0

Total Client Assets (at month end,
   in billions of dollars)             762.6     1%   (11%)
=============================================================
Market Indices (at month end)
     Dow Jones Industrial Average      7,992     1%   (23%)
     Nasdaq Composite                  1,341      -   (27%)
     Standard & Poor's 500               848     1%   (26%)
     Schwab 1000                       2,715     1%   (25%)

Mutual Fund Net Buys (Sells) (6)
    (in millions of dollars)
     Domestic Growth                    29.3
     International Growth              (95.3)
     Balanced (stock and bond)         212.7
     Bond - Taxable                    838.3
     Bond - Tax Advantaged               7.6


(1)  Active client accounts are defined as accounts with balances or activity within the preceding eight months.
(2)  The earnings of Charles Schwab & Co., Inc. (Schwab) and its parent,  The Charles Schwab  Corporation,  are directly affected by many factors not reflected above.
(3)  Includes all client  trades (both  individuals  and  institutions)  that  generate  either  commission  revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(4)  Includes mutual fund trades executed through Schwab's Mutual Fund OneSource(R)  service.  Contact any Schwab representative for complete information on this service.
(5)  March 2003 and January 2003 data includes  individual  inflows of $1.3 billion and $0.8 billion,  respectively,  at U.S.  Trust related to Special  Fiduciary  business  clients.  December 2002 data excludes mutual fund capital gains  reinvestments of $0.9 billion.  November 2002 data includes $0.7 billion in outflows  related to an employee stock  purchase plan client.  March 2002 data includes $0.7 billion in outflows relating to U.S. Trust's decision to exit certain  institutional  trust business and the sale of its Corporate Trust operations.
(6)  Represents the principal value of client mutual fund (no-load,  low-load,  load) transactions handled by Schwab and U.S. Trust, including transactions in SchwabFunds(R) and Excelsior(R) Funds,  respectively.  Includes institutional funds available only to
     Investment  Managers.  Excludes money market funds.  Contact any Schwab  representative for complete  information on purchasing mutual funds through Schwab,  including a fund prospectus  which  describes  management fees and expenses.  Read the prospectus carefully before you invest.

                 * March 2003 vs. March 2002                                      The Charles Schwab Corporation
